Exhibit 10.16.2

                                     FORM OF
             NON-EMPLOYEE DIRECTOR RESTRICTED SHARE GRANT UNDER THE
                    MONSANTO COMPANY LONG-TERM INCENTIVE PLAN

                              Terms and Conditions
                             Restricted Shares Grant
                               to _______________

You have received an Award of Restricted Shares (the "Restricted Shares") under the Monsanto Company Long-Term Incentive Plan (the "Plan"). The Grant Date and the number of Restricted Shares covered by this Award are set forth in the document you have received entitled "Restricted Shares Statement." The Restricted Shares Statement and these Terms and Conditions collectively constitute the Award Certificate for the Restricted Shares, and describe the provisions applicable to the Restricted Shares.

     1. Definitions. Each capitalized term not otherwise defined herein has the meaning set forth in the Plan or, if not defined in the Plan, in the attached Restricted Shares Statement. The "Company" means Monsanto Company, a Delaware corporation incorporated February 9, 2000.

     2. Delivery of Restricted Shares. (a) As of the Grant Date, the Restricted Shares have been registered in your name in a book-entry account maintained by Mellon Investor Services, the Company's transfer agent. This registration constitutes delivery of the Restricted Shares to you for all purposes. This book-entry account indicates that the Restricted Shares are subject to these Terms and Conditions.

     (b) Until such time (if any) as the Restricted Shares vest, you may not sell, assign, transfer, pledge, hypothecate, give away, or otherwise dispose of them. Any attempt on your part to dispose of the Restricted Shares will result in their being forfeited. However, you shall have all other rights of a common stockholder of the Company with respect to the Restricted Shares, including the right to vote such stock at any meeting of the common stockholders of the Company and the right to receive all dividends and other distributions declared and paid with respect to the Restricted Shares ("Dividends"). If any of the Restricted Shares are forfeited before vesting, then (i) you shall not be entitled to any Dividends for which the record date is after the day after such forfeiture occurs, and (ii) from and after the day after such forfeiture occurs, you shall no longer have any other rights as a stockholder with respect to the Restricted Shares.

     3. Vesting. The Restricted Shares shall vest on the third anniversary of the Grant Date, subject to Sections 4 and 5 below.

     4. Retirement, Death, Disability or Other Termination of Service. (a) If you experience a Termination of Service for any reason before the first anniversary of the Grant Date, the Restricted Shares shall be forfeited. If you experience a Termination of Service after the first anniversary of the Grant Date, including, without limitation, by reason of Retirement, death, or Disability, the Restricted Shares shall be forfeited except to the extent otherwise provided in the Plan or this Section 4. For purposes of this Section 4, the "15th Day" means the 15th day of any calendar month.

     (b) Retirement. If you experience a Termination of Service as a result of Retirement after the first anniversary of the Grant Date, then if such Termination of Service occurs at a time when the Restricted Shares have not yet vested, the Restricted Shares shall become vested as to a percentage of the total number of Restricted Shares, equal to (A) the number of months included in the period from first 15th Day occurring on or following the Grant Date through the 15th Day that occurs on, or immediately precedes, the date of your Termination of Service, (B) divided by 36. For purposes of this Award
Certificate and the Plan, "Retirement" means that your Termination of Service occurs on or after your 50th birthday.

     (c) Death or Disability. If you experience a Termination of Service after the first anniversary of the Grant Date, as a result of death or Disability as determined by the Committee, then (i) if such Termination of Service occurs at a time when the Restricted Shares have not yet become vested with respect to all of the Shares covered by the Restricted Shares, the Restricted Shares shall become vested as to a percentage of the total number of Restricted Shares, equal to (A) the number of months included in the period from first 15th Day occurring on or following the Grant Date through the 15th Day that occurs on, or immediately precedes, the date of your Termination of Service, (B) divided by 36.

     (d) Termination for Cause. If you experience a Termination for Cause, the Restricted Shares, whether vested or not, shall immediately be forfeited.

     (e) Voluntary Termination. If you experience a voluntary Termination of Service other than on account of Retirement, at a time when all of the Restricted Shares have not yet become vested, all of the Restricted Shares that have not yet vested and any rights you may have under this Award Certificate shall immediately be forfeited.

     (f) Involuntary Termination Other Than for Cause. If you experience an involuntary Termination of Service, other than a Termination for Cause or on account of death or Disability, then (i) if such Termination of Service occurs at a time when the Restricted Shares have not yet become vested, the Restricted Shares shall become vested as to a percentage of the total number of Restricted Shares, equal to (A) the number of months included in the period from first 15th Day occurring on or following the Grant Date through the 15th Day that occurs on, or immediately precedes, the date of your Termination of Service, (B) divided by 36.

     (g) Change of Control. If, prior to the third anniversary of the Grant Date, you cease to serve as a member of the Board following a Change of Control, then upon such termination of service the Restricted Shares shall become fully vested.

     5. Withholding. (a) In order for Restricted Shares to be released from restrictions when they vest, you must make arrangements satisfactory to the Company for the payment of any taxes that are required to be paid or withheld in

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connection  with the vesting of the Restricted  Shares.  If you make an election under Section 83(b) of the Code to be taxed on the Restricted Shares upon receiving them, you must notify the Company within 10 days after making such election, and you must make arrangements satisfactory to the Company for the payment of any taxes that are required to be paid or withheld as a result of your election. If you fail to comply with the preceding sentence, then notwithstanding any other provision of this Award Certificate, you will forfeit a number of the Restricted Shares sufficient to satisfy the minimum required withholding, as determined by the Committee in its sole discretion.

     (b) While the Company reserves the right to modify the methods of tax withholding that it deems acceptable, as of the time that this Award Certificate is being delivered to you, tax withholding may be satisfied by (i) cash or check, (ii) delivery of previously owned Shares, or (iii) retention, sale to a third party or cancellation by the Company of Restricted Shares that are vesting. No more than the minimum required withholding will be permitted using Shares.

     6. No Right to Continued Service. This Award Certificate shall not limit or restrict the right of the Company or any Affiliate to terminate your service at any time or for any reason.

     7. Effect of Award Certificate; Severability. This Award Certificate shall be binding upon and shall inure to the benefit of any successor of the Company and the person or entity to whom the Restricted Shares may have been transferred by will, the laws of descent and distribution or designation. The invalidity or enforceability of any provision of this Award Certificate shall not affect the validity or enforceability of any other provision of this Award Certificate.

     8. Amendment. The terms and conditions of this Award Certificate may not be amended in a manner adverse to you without your consent.

     9. Plan Interpretation. This Award Certificate is subject to the provisions of the Plan, and all of the provisions of the Plan are hereby incorporated into this Award Certificate as provisions of the Restricted Shares. If there is a conflict between the provisions of this Award Certificate and the Plan, the provisions of the Plan govern. If there is any ambiguity in this Award Certificate, any term that is not defined in this Award Certificate, or any matters as to which this Award Certificate is silent, the Plan shall govern, including, without limitation, the provisions of the Plan addressing construction, governing law, and the powers of the Committee, among others, to
(a) interpret the Plan, (b) prescribe, amend and rescind rules and regulations relating to the Plan, (c) make appropriate adjustments to the Restricted Shares to reflect non-United States laws or customs or in the event of a corporate transaction, and (d) make all other determinations necessary or advisable for the administration of the Plan.


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